UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2004

COMMISSION FILE NUMBER: 333-102885

THE BRICKMAN GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	23-2949247
(State of incorporation)	(I.R.S. Employer Identification No.)

375 South Flowers Mill Road
Langhorne, Pennsylvania	19047
(Address of Principal Executive Offices)	(Zip Code)

(215) 757-9400

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. Other Events

On April 16, 2004, The Brickman Group, Ltd. (“Group”), a wholly-owned subsidiary of Brickman Group Holdings, Inc. (“Holdings”), entered into an amendment to its credit agreement dated December 20, 2002 with Antares Capital Corporation and other lenders (the “Group Credit Agreement”). The amendment was entered into in connection with the issuance of $45 million in notes by Holdings (the “Holdings Notes”). The Holdings Notes are secured by a second lien on the equity securities of Group. The amendment, among other things, i) permits Holdings to incur indebtedness under the Holding Notes, ii) permits Group to make distributions with respect to its equity securities to Holdings to service the Holdings Notes to the extent such distributions are permitted under Group’s Senior Subordinated Note Indenture, iii) provides that an acceleration of obligations under the Holdings Notes not satisfied within 90 days of such acceleration constitutes an event of default under the Group Credit Agreement, and iv) reduces the excess cash flow sweep under the Group Credit Agreement. The proceeds from the Holdings Notes are being used to redeem Holdings’ Class L Common Stock, make a distribution to holders of Holdings’ Class A Common Stock, and pay fees and expenses associated with the financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

The Brickman Group, Ltd.
(Registrant)

Date: April 16, 2004	/s/ Charles B. Silcox
Chief Financial Officer